Exhibit 99

FOR RELEASE –– JULY 27, 2016

Corning Announces Second-Quarter 2016 Financial Performance

Results exceed management guidance;
Company announces $2 billion accelerated share repurchase

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its results for the second quarter ended June 30, 2016.

News Summary:
•
Q2 GAAP EPS up $2.23 sequentially to $1.87, reflecting a one-time $2.7 billion non-taxable gain on strategic realignment of Dow Corning; core EPS up $0.09, or 32% sequentially, to $0.37; Q2 GAAP and core sales increased sequentially

•	Optical Communications sales increased 28% sequentially on strong demand and cable production recovery, exceeding management expectations
•	Corporate gross margin exceeded guidance by more than one percentage point, benefiting from higher sales and operational improvements in Optical Communications
•	Strategic realignment of Dow Corning Corporation was a significant milestone in focusing Corning’s portfolio, and added $4.8 billion in cash
•	Sales and EPS expected to grow both sequentially and on year-over-year basis in Q3
•	New $2 billion accelerated share repurchase further advances Strategy and Capital Allocation Framework

“The sequential improvement surpassed our expectations and reflects increasing momentum in our businesses that we expect to continue through the second half of this year. We anticipate both sequential and year-over-year sales and EPS growth in the third quarter,” Wendell P. Weeks, chairman, chief executive officer, and president, said.

Update on Strategy and Capital Allocation Framework
Weeks added, “We continue to make great progress on our leadership priorities through our Strategy and Capital Allocation Framework. We are creating significant value for our shareholders, increasing our financial strength, and focusing 80% of our resources on our three core technologies, four manufacturing and engineering platforms, and five market-access platforms. The realignment of our interest in Dow Corning is a significant milestone.”

On May 31, Corning completed the realignment of its interest in Dow Corning, acquiring a newly formed subsidiary that contains $4.8 billion in cash and holds an equity interest in Hemlock Semiconductor Group.

Weeks noted additional progress on long-term growth opportunities, including an acquisition in Optical Communications and new wins for gas-particulate filters in Environmental Technologies. And last week, the company introduced Corning® Gorilla® Glass 5, its newest innovation for mobile consumer electronic products, to greatly enhance protection against breakage from drops.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Second-Quarter 2016 Financial Performance
Page Two

Corning also increased the cash it expects to distribute to shareholders through 2019 to more than $12.5 billion. The newly announced $2 billion accelerated stock repurchase is another step toward its cash distribution goals, which also include increasing the dividend by a double-digit percentage annually.

Second-Quarter 2016 Results and Comparisons
($ Figures in Millions Unless Otherwise Designated)
	Q2 2016	Q1 2016	% change	Q2 2015	% change
GAAP Net Sales	$2,360	$2,047	15%	$2,343	1%
GAAP Net Income	$2,207	($368)	700%	$496	345%
GAAP EPS	$1.87	($0.36)	619%	$0.36	419%
Core Sales*	$2,440	$2,171	12%	$2,517	(3%)
Core Net Income*	$434	$340	28%	$522	(17%)
Core EPS*	$0.37	$0.28	32%	$0.38	(3%)
*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website. Core performance metrics (non-GAAP) are adjusted to exclude the impact of changes in Japanese yen and Korean won foreign exchange rates, as well as other items that do not reflect ongoing operations of the company. Corning does not forecast the movement of the Japanese yen against the U.S. dollar or other items that do not reflect ongoing operations. As a result, the company is unable to provide guidance on a GAAP basis. See “Use of Non-GAAP Financial Measures” for details on core performance measures.

Segment Results and Outlook

Display Technologies:
	Q2 2016	Q1 2016	% change	Q2 2015	% change
GAAP Net Sales	$801	$705	14%	$789	2%
GAAP Earnings	$204	$209	(2%)	$303	(33%)
Core Sales*	$880	$829	6%	$963	(9%)
Core Earnings*	$237	$223	6%	$290	(18%)
NOTE: In all segments except the Display Technologies segment, core net sales are consistent with GAAP net sales. Because a significant portion of revenues in the Display Technologies segment are denominated in Japanese yen, this segment’s net sales are adjusted to remove the impact of translating yen into dollars.

As expected, the worldwide glass market and Corning’s volume increased in the high-single-digit percent range sequentially in the second quarter. Corning’s LCD glass price declines were smaller than those experienced in the first quarter.

In the third quarter, demand for Corning’s LCD glass is expected to increase by a mid-single-digit percentage sequentially, and the company expects price declines to remain moderate and consistent with the second quarter.

Optical Communications:
	Q2 2016	Q1 2016	% change	Q2 2015	% change
GAAP Net Sales	$782	$609	28%	$800	(2%)
GAAP Earnings	$77	$17	353%	$77	-
Core Earnings*	$86	$26	231%	$91	(5%)

Following a first-quarter software issue that impacted cable production, Corning returned to full capacity toward the end of the second quarter. Strong demand for fiber-to-the-home and data center solutions drove higher sequential volume in the second quarter.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Second-Quarter 2016 Financial Performance
Page Three

In the third quarter, Corning expects Optical Communications demand to remain strong and sales to grow approximately 10% on a year-over-year basis.

Environmental Technologies:
	Q2 2016	Q1 2016	% change	Q2 2015	% change
GAAP Net Sales	$259	$264	(2%)	$260	-
GAAP Earnings	$37	$34	9%	$46	(20%)
Core Earnings*	$37	$37	-	$46	(20%)

Second-quarter segment sales were consistent with a year ago and in line with company expectations. High demand for Corning’s automotive light-duty substrates remained strong in the second quarter, while expected softness continued in heavy-duty truck demand in North America and China.

In the third quarter, the company anticipates Environmental Technologies sales will decline slightly on a year-over-year basis due to foreign exchange rates. Demand for light-duty products in the automotive market is expected to remain strong, while weakness will likely continue in the heavy-duty truck market in North America and China.

Specialty Materials:
	Q2 2016	Q1 2016	% change	Q2 2015	% change
GAAP Net Sales	$266	$227	17%	$272	(2%)
GAAP Earnings	$38	$26	46%	$44	(14%)
Core Earnings*	$48	$32	50%	$44	9%

Second-quarter sales grew 17%, and core earnings increased 50% sequentially. On a year-over-year basis, second-quarter segment sales were below company expectations and down 2% from last year’s sales. The mobile consumer electronics industry is experiencing lower smartphone and tablet demand in 2016, driven by worldwide macroeconomic conditions, fewer major product launches, and longer replacement cycles.

Third-quarter segment sales are expected to be consistent with last year’s third-quarter sales, and up sequentially, due to increased Gorilla Glass demand as the mobile device supply chain ramps up for new product launches in the second half of this year.

Full-year sales for Specialty Materials are now expected to be consistent with, or down slightly from, 2015 versus prior guidance of full-year growth at a mid-to-high single-digit percentage rate.

Life Sciences:
	Q2 2016	Q1 2016	% change	Q2 2015	% change
GAAP Net Sales	$215	$204	5%	$211	2%
GAAP Earnings	$17	$12	42%	$18	(6%)
Core Earnings*	$21	$18	17%	$21	-

On a year-over-year basis, second-quarter segment sales increased by a low-single-digit percentage, and third-quarter sales are expected to grow similarly.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Second-Quarter 2016 Financial Performance
Page Four

Summary
“We are pleased with our second quarter progress, and we are confident that Corning’s performance will continue to improve with year-over-year sales and EPS growth in both the third and fourth quarters,” R. Tony Tripeny, senior vice president and chief financial officer, said.

Tripeny added, “We remain committed to strong capital stewardship and plan to execute the accelerated share repurchase on July 28. With this action, we will fulfill our commitment to be EPS accretive following the realignment of our interest in Dow Corning.”

Upcoming Investor Events
Corning will present at the Citi 2016 Global Technology Conference on Sept. 7 in New York City.

Second-Quarter Conference Call Information
The company will host a second-quarter conference call on Wednesday, July 27, at 8:30 a.m. EDT. To participate, please call toll free (800) 553-0318 or for international access call (612) 332-0725 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON”. To listen to a live audio webcast of the call, go to Corning’s website at www.corning.com/investor_relations, click “Events” and follow the instructions. A replay will be available beginning at 11 a.m. EDT and will run through 5 p.m. EDT, Wednesday, August 10. To listen, dial (800) 475-6701 or for international access dial (320) 365-3844. The access code is 397185. The webcast will be archived for one year following the call.

Presentation of Information in this News Release
Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Detailed reconciliations outlining the differences between these non-GAAP measures and the most directly comparable GAAP measure can be found on the company’s website by going to the Investor Relations page and clicking “Financial Highlights” under the “Performance” tab. These reconciliations also accompany this news release.

Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), which are based on current expectations and assumptions about Corning’s financial results and business operations, that involve substantial risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: the effect of global political, economic and business conditions; conditions in the financial and credit markets; currency fluctuations; tax rates; product demand and industry capacity; competition; reliance on a concentrated customer base; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; pricing fluctuations and changes in the mix of sales between premium and non-premium products; new plant start-up or restructuring costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political or financial instability, natural disasters, adverse weather conditions, or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; retention of key personnel; stock price fluctuations; and adverse litigation or regulatory developments. These and other risk factors are detailed in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

© 2016 Corning Incorporated. All Rights Reserved.

Corning Announces Second-Quarter 2016 Financial Performance
Page Five

Digital Media Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it intends to use its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science. For more than 160 years, Corning has applied its unparalleled expertise in specialty glass, ceramics, and optical physics to develop products that have created new industries and transformed people’s lives. Corning succeeds through sustained investment in R&D, a unique combination of material and process innovation, and close collaboration with customers to solve tough technology challenges. Corning’s businesses and markets are constantly evolving. Today, Corning’s products enable diverse industries such as consumer electronics, telecommunications, transportation, and life sciences. They include damage-resistant cover glass for smartphones and tablets; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for high-speed communications networks; trusted products that accelerate drug discovery and manufacturing; and emissions-control products for cars, trucks, and off-road vehicles.

Media Relations Contact:
Daniel F. Collins
(607) 974-4197
collinsdf@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; in millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015

Net sales	$2,360	$2,343	$4,407	$4,608
Cost of sales	1,409	1,368	2,692	2,704

Gross margin	951	975	1,715	1,904

Operating expenses:
Selling, general and administrative expenses	499	337	802	653
Research, development and engineering expenses	192	191	382	380
Amortization of purchased intangibles	15	16	29	28
Restructuring, impairment and other charges	(2)		78

Operating income	247	431	424	843

Equity in earnings of affiliated companies	41	62	100	156
Interest income	6	5	12	10
Interest expense	(40)	(33)	(81)	(63)
Translated earnings contract (loss) gain, net	(1,201)	162	(2,058)	191
Gain on realignment of equity investment	2,676		2,676
Other expense, net	(26)	(21)	(42)	(38)

Income before income taxes	1,703	606	1,031	1,099
Benefit (provision) for income taxes	504	(110)	808	(196)

Net income attributable to Corning Incorporated	$2,207	$496	$1,839	$903

Earnings per common share attributable to Corning Incorporated:
Basic	$2.06	$0.38	$1.66	$0.68
Diluted	$1.87	$0.36	$1.53	$0.65

Dividends declared per common share (1)	$0.135	$0.12	$0.27	$0.12

(1)	The first quarter 2015 dividend was declared on December 3, 2014.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,

	2016	2015	2016	2015

Net income attributable to Corning Incorporated	$2,207	$496	$1,839	$903

Foreign currency translation adjustments and other	196	(40)	624	(296)
Net unrealized (losses) gains on investments	(1)		(3)	1
Unamortized gains (losses) and prior service credits (costs) for postretirement benefit plans	265	5	265	6
Net unrealized (losses) gains on designated hedges	(22)		(41)	5
Other comprehensive income (loss), net of tax	438	(35)	845	(284)

Comprehensive income attributable to Corning Incorporated	$2,645	$461	$2,684	$619

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share amounts)

	June 30, 2016	December 31, 2015
Assets

Current assets:
Cash and cash equivalents	$7,144	$4,500
Short-term investments, at fair value		100
Trade accounts receivable, net of doubtful accounts and allowances	1,544	1,372
Inventories, net of inventory reserves	1,501	1,385
Other current assets	558	912
Total current assets	10,747	8,269

Investments	346	1,975
Property, plant and equipment, net of accumulated depreciation	13,048	12,648
Goodwill, net	1,569	1,380
Other intangible assets, net	804	706
Deferred income taxes	2,952	2,056
Other assets	1,187	1,493

Total Assets	$30,653	$28,527

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$279	$572
Accounts payable	938	934
Other accrued liabilities	1,231	1,308
Total current liabilities	2,448	2,814

Long-term debt	3,918	3,890
Postretirement benefits other than pensions	710	718
Other liabilities	3,905	2,242
Total liabilities	10,981	9,664

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,685 million and 1,681 million	842	840
Additional paid-in capital – common stock	13,668	13,352
Retained earnings	15,331	13,832
Treasury stock, at cost; Shares held: 648 million and 551 million	(11,566)	(9,725)
Accumulated other comprehensive loss	(966)	(1,811)
Total Corning Incorporated shareholders’ equity	19,609	18,788
Noncontrolling interests	63	75
Total equity	19,672	18,863

Total Liabilities and Equity	$30,653	$28,527

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net income	$2,207	$496	$1,839	$903
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	280	283	561	562
Amortization of purchased intangibles	15	16	29	28
Restructuring, impairment and other charges	(2)		78
Stock compensation charges	14	15	23	25
Equity in earnings of affiliated companies	(41)	(62)	(100)	(156)
Dividends received from affiliated companies	20	47	20	95
Deferred tax (benefit) provision	(553)	36	(898)	31
Restructuring payments	(4)	(10)	(7)	(23)
Employee benefit payments less than (in excess of) expense	8	(2)	15	(8)
Losses (gains) on foreign currency hedges related to translated earnings	1,201	(162)	2,058	(191)
Unrealized translation (gains) losses on transactions	(1)	(62)	(124)	236
Gain on realignment of equity investment	(2,676)		(2,676)
Changes in certain working capital items:
Trade accounts receivable	(124)	(60)	(103)	(25)
Inventories	(24)	(53)	(66)	(54)
Other current assets	5	(87)	(71)	(100)
Accounts payable and other current liabilities	178	123	(115)	(191)
Other, net	23	29	(20)	16
Net cash provided by operating activities	526	547	443	1,148

Cash Flows from Investing Activities:
Capital expenditures	(263)	(308)	(533)	(641)
Acquisitions of business, net of cash acquired	(279)		(279)	(531)
Investment in unconsolidated entities	(14)	(33)	(14)	(33)
Cash received on realignment of equity investment	4,818		4,818
(Payments) proceeds from loan repayments from unconsolidated entities	(3)	2	(3)	6
Short-term investments – acquisitions		(286)	(20)	(570)
Short-term investments – liquidations		543	121	825
Realized gains on foreign currency hedges related to translated earnings	52	172	145	321
Other, net	3		3
Net cash provided by (used in) investing activities	4,314	90	4,238	(623)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt			(64)
Principal payments under capital lease obligations		(1)	(1)	(1)
Proceeds from issuance of short-term debt		2		2
Proceeds from issuance of long-term debt		745		745
Payments from issuance of commercial paper	(249)		(230)
Payments from settlement of interest rate swap agreements		(1)		(10)
Proceeds from the exercise of stock options	18	9	27	98
Repurchases of common stock for treasury	(812)	(616)	(1,515)	(1,093)
Dividends paid	(167)	(173)	(340)	(350)
Net cash used in financing activities	(1,210)	(35)	(2,123)	(609)
Effect of exchange rates on cash	(26)	62	86	(257)
Net increase (decrease) in cash and cash equivalents	3,604	664	2,644	(341)
Cash and cash equivalents at beginning of period	3,540	4,304	4,500	5,309

Cash and cash equivalents at end of period	$7,144	$4,968	$7,144	$4,968

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of GAAP basic and diluted earnings per common share (in millions, except per share amounts):
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Net income attributable to Corning Incorporated	$2,207	$496	$1,839	$903
Less: Series A convertible preferred stock dividend	24	24	49	49
Net income available to common stockholders – basic	2,183	472	1,790	854
Add: Series A convertible preferred stock dividend	24	24	49	49
Net income available to common stockholders - diluted	$2,207	$496	$1,839	$903

Weighted-average common shares outstanding - basic	1,059	1,246	1,081	1,257
Effect of dilutive securities:
Stock options and other dilutive securities	8	10	8	11
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,182	1,371	1,204	1,383
Basic earnings per common share	$2.06	$0.38	$1.66	$0.68
Diluted earnings per common share	$1.87	$0.36	$1.53	$0.65

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):
	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Core earnings attributable to Corning Incorporated	$434	$522	$774	$1,006
Less: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - basic	410	498	725	957
Add: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - diluted	$434	$522	$774	$1,006

Weighted-average common shares outstanding - basic	1,059	1,246	1,081	1,257
Effect of dilutive securities:
Stock options and other dilutive securities	8	10	8	11
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	1,182	1,371	1,204	1,383
Core basic earnings per common share	$0.39	$0.40	$0.67	$0.76
Core diluted earnings per common share	$0.37	$0.38	$0.64	$0.73

© 2016 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

In managing the Company and assessing our financial performance, we supplement certain measures provided by our consolidated financial statements with measures adjusted to exclude certain items, to arrive at core performance measures.  We believe reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.  Corning has adopted the use of constant currency reporting for the Japanese yen and South Korean won, and uses an internally derived yen-to-dollar management rate of ¥99 and won-to-dollar management rate of ₩1,100.

Net sales, equity in earnings of affiliated companies and net (loss) income are adjusted to exclude the impacts of changes in the Japanese yen and the South Korean won, gains and losses on our foreign currency hedges related to translated earnings, acquisition-related costs, discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Management’s discussion and analysis on our reportable segments has also been adjusted for these items, as appropriate.  These measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for GAAP reporting measures.  Corning does not forecast the movement of the Japanese yen and South Korean won against the U.S. dollar, or other items that do not reflect ongoing operations.  As a result, the company is unable to provide forward-looking information on a GAAP basis.

Items which we exclude from GAAP measures to arrive at core performance measures are as follows:
(1)	Constant-currency adjustments:

Constant-yen:  Because a significant portion of Display Technologies segment revenues and manufacturing costs are denominated in Japanese yen, management believes it is important to understand the impact on core earnings of translating yen into dollars.  Presenting results on a constant-yen basis mitigates the translation impact of the Japanese yen, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  As of January 1, 2015, we used an internally derived management rate of ¥99, which is closely aligned to our current yen portfolio of foreign currency hedges, and have recast all periods presented based on this rate in order to effectively remove the impact of changes in the Japanese yen.

Constant-won:  Because a significant portion of Corning Precision Materials’ costs are denominated in South Korean won, management believes it is important to understand the impact on core earnings from translating won into dollars.  Presenting results on a constant-won basis mitigates the translation impact of the South Korean won, and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts without the variability caused by the fluctuations caused by changes in the rate of this currency.  We use an internally derived management rate of ₩1,100, which is consistent with historical prior period averages of the won.

(2)	Foreign currency hedges related to translated earnings: We have excluded the impact of the gains and losses of our foreign currency hedges related to translated earnings for each period presented.
(3)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(4)	Discrete tax items and other tax-related adjustments: This represents the removal of discrete adjustments attributable to changes in tax law and other non-operational tax-related adjustments.
(5)
Litigation, regulatory and other legal matters:  Includes amounts related to the Pittsburgh Corning Corporation (PCC) asbestos litigation, adjustments to our estimated liability for environmental-related items and other legal matters.

© 2016 Corning Incorporated. All Rights Reserved.

(6)
Restructuring, impairment and other charges:  This amount includes restructuring, impairment and other charges, including goodwill impairment charges and other expenses and disposal costs not classified as restructuring expense.

(7)
Equity in earnings of affiliated companies:  These adjustments relate to items which do not reflect expected on-going operating results of our affiliated companies, such as restructuring, impairment and other charges and settlements under “take-or-pay” contracts.

(8)
Impacts from the acquisition of Samsung Corning Precision Materials:  Fair value adjustments to the indemnity asset related to contingent consideration and other items related to the acquisition of Samsung Corning Precision Materials.

(9)	Post-combination expenses: Post-combination expenses incurred as a result of an acquisition in the first quarter of 2015.
(10)
Pension mark-to-market adjustment:  Mark-to-market pension gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

(11)	Gain on realignment of equity investment: Gain recorded upon the completion of the strategic realignment of our ownership interest in Dow Corning.
(12)
Taiwan power outage:  Impact of the power outage that temporarily halted production at our Tainan, Taiwan manufacturing location in the second quarter of 2016. The impact in the second quarter includes asset write-offs and charges for facility repairs, offset somewhat by partial reimbursement through our insurance program.  We expect to receive the remainder of the insurance reimbursement in the latter half of 2016.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended June 30, 2016
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended June 30, 2016
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported - GAAP	$2,360	$41	$1,703	$2,207	(29.6)%	1.87
Constant-yen (1)	78	2	75	56		0.05
Constant-won (1)	2		(12)	(9)		(0.01)
Foreign currency hedges related to translated earnings (2)			1,201	758		0.64
Acquisition-related costs (3)			80	74		0.06
Discrete tax items and other tax-related adjustments (4)				(111)		(0.09)
Litigation, regulatory and other legal matters (5)			55	70		0.06
Restructuring, impairment and other charges (6)			11	7		0.01
Equity in earnings of affiliated companies (7)		14	14	13		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (8)			15	12		0.01
Pension mark-to-market (10)			27	18		0.02
Gain on realignment of equity investment (11)			(2,676)	(2,676)		(2.26)
Taiwan power outage (12)			20	15		0.01
Core performance measures	$2,440	$57	$513	$434	15.4%	0.37

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended June 30, 2015
(Unaudited; amounts in millions, except percentages and per share amounts)

	Three months ended June 30, 2015
	Net sales	Equity earnings	Income before income taxes	Net income	Effective tax rate	Per share
As reported - GAAP	$2,343	$62	$606	$496	18.2%	0.36
Constant-yen (1)	174	2	141	104		0.08
Constant-won (1)			1
Foreign currency hedges related to translated earnings (2)			(162)	(101)		(0.07)
Acquisition-related costs (3)			12	7		0.01
Litigation, regulatory and other legal matters (5)			2	1
Restructuring, impairment and other charges (6)			3	2
Equity in earnings of affiliated companies (7)		7	7	7		0.01
Impacts from the acquisition of Samsung Corning Precision Materials (8)			(11)	(9)		(0.01)
Post-combination expenses (9)			16	10		0.01
Pension mark-to-market (10)			8	5
Core performance measures	$2,517	$71	$623	$522	16.2%	0.38

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended June 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2016				Three months ended June 30, 2015
	Net sales	Gross Margin	Gross margin %	Selling, general and admin. expenses	Net sales	Gross Margin	Gross margin %	Selling, general and admin. expenses
As reported	$2,360	$ 951	40%	$499	$2,343	$ 975	42%	$337
Constant-yen (1)	78	75			174	140
Constant-won (1)	2	(10)		(1)
Acquisition-related costs (3)		3		(62)				4
Litigation, regulatory and other legal matters (5)				(52)
Restructuring, impairment and other charges (6)		13				3
Impacts from the acquisition of Samsung Corning Precision Materials (8)				(15)		2		12
Post-combination expenses (9)								(16)
Pension mark-to-market (10)				(27)				(8)
Taiwan power outage (12)		18

Core performance measures	$2,440	$1,050	43%	$342	$2,517	$1,120	45%	$329

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Display Technologies Segment
Three Months Ended June 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$801	$204	$789	$303
Constant-yen (1)	78	55	174	105
Constant-won (1)	1	(8)
Foreign currency hedges related to translated earnings (2)		(33)		(108)
Impacts from the acquisition of Samsung Corning Precision Materials (8)		12		(10)
Taiwan power outage (12)		7

Core performance measures	$880	$237	$963	$290

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Optical Communications Segment
Three Months Ended June 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$782	$77	$800	$77
Acquisition-related costs (3)		9		4
Post-combination expenses (9)				10

Core performance measures	$782	$86	$800	$91

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Environmental Technologies Segment
Three Months Ended June 30, 2016 and 2016
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Net sales	Net income	Net sales	Net income

As reported and Core performance measures	$259	$37	$260	$46

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Specialty Materials Segment
Three Months Ended June 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$266	$38	$272	$44
Constant-yen (1)				(2)
Restructuring, impairment and other charges (6)		6		2
Taiwan power outage (12)		4

Core performance measures	$266	$48	$272	$44

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Life Sciences Segment
Three Months Ended June 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2016		Three months ended June 30, 2015
	Net sales	Net income	Net sales	Net income

As reported	$215	$17	$211	$18
Acquisition-related costs (3)		3		3
Restructuring, impairment and other charges (6)		1

Core performance measures	$215	$21	$211	$21

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Equity in Earnings of Affiliated Companies
Three Months Ended June 30, 2016 and 2015
(Unaudited; amounts in millions, except percentages)

	Three months ended June 30, 2016				Three months ended June 30, 2015
	Dow Corning (a)	Hemlock Semiconductor (b)	Other	Total equity earnings	Dow Corning	Other	Total equity earnings

As reported	$26	$22	$(7)	$41	$57	$5	$62
Constant-yen (1)			2	2		2	2
Equity in earnings of affiliated companies (7)	14			14	6	1	7

Core Performance Measures	$40	$22	$(5)	$57	$63	$8	$71

(a)
Includes equity earnings for Dow Corning, which includes the silicones business and Hemlock Semiconductor Group, through May 31, 2016, the date of the completion of the realignment of our ownership interest in Dow Corning.

(b)	Includes equity earnings for Hemlock Semiconductor Group from the date of the realignment to June 30, 2016

See Use of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at core performance measures” for the descriptions of the footnoted reconciling items.

© 2016 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE
Three Months Ended June 30, 2016 and 2015
(Unaudited; amounts in millions)

	Three months ended June 30, 2016	Three months ended June 30, 2015

Cash flows from operating activities	$526	$547

Realized gains on foreign currency hedges related to translated earnings	52	172
Translation (losses) gains on cash balances	(20)	48
Transaction costs related to realignment of equity investment	37

Adjusted cash flows from operating activities	$595	$767

© 2016 Corning Incorporated. All Rights Reserved.